Exhibit 23

Consent of Independent Chartered

Public Accountants

Grant Thornton LLP

Suite 1600, Grant Thornton Place

333 Seymour Street

Vancouver, BC

V6B 0A4

T (604) 687-2711

F (604) 685-6569

www.GrantThornton.ca

We have issued our report dated July 11,2016, with respect to the consolidated financial statements of Mobetize Corp. for the year ended March 31,2016 contained in the Form 10-K.

We consent to the incorporation by reference of the aforementioned report in the 10-K.

Vancouver, Canada

/s/ Grant Thornton LLP

June 28, 2017